AMENDMENT NO. 8 TO REVOLVING CREDIT AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 8 TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of October 4, 2004, between MasTec, Inc., a Florida corporation (“MasTec”), the Subsidiaries of MasTec identified on the signature pages hereto (together with MasTec, hereinafter collectively referred to as the “Borrowers”), the financial institutions party from time to time to the Loan Agreement (as hereinafter defined) (the “Lenders”) and Fleet Capital Corporation, a Rhode Island corporation, as administrative agent (the “Administrative Agent”) for the Lenders.

Recitals:

        The Borrowers, the Lenders and the Administrative Agent are parties to a Revolving Credit and Security Agreement dated as of January 22, 2002 (as amended and in effect on the date hereof, the “Loan Agreement”), pursuant to which the Lenders have made certain revolving credit loans and letter of credit accommodations to or for the benefit of the Borrowers.

        The Borrowers have requested that the Lenders agree to amend the Loan Agreement to increase the maximum amount of the Letter of Credit Guarantee Facility.

        Upon the terms and subject to the conditions hereinafter set forth, the Lenders have agreed so to amend the Loan Agreement.

        NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    1.        Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

    2.        Amendments to Loan Agreement. Subject to the provisions of Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:

    (a)        By adding the following new definitions to Section 1.1 of the Loan Agreement in proper alphabetical order:

“ Average Availability” means for any period, an amount equal to the sum of the actual amount of Availability on each day during such period, as determined by the Administrative Agent, divided by the number of days in such period.

“Eligible Cash” means cash deposited and maintained by Borrowers in the Cash Collateral Account as Cash Collateral providing security for the Secured Obligations for the purpose of creating Availability equal to the amount of such cash, so long as such cash constitutes Cash Collateral and provided that there is in effect between MasTec and the bank at which the Cash Collateral Account in located a validly executed deposit account control agreement in favor of the Administrative Agent, for the benefit of the Lenders, by which the Administrative Agent obtains control over the Cash Collateral Account and which is in form and substance satisfactory to the Administrative Agent.

“ Eligible Cash Release Conditions” means the following conditions, each of which must be satisfied in a manner acceptable to the Administrative Agent in all respects, for Borrowers to request a release of Eligible Cash:

(a)	no Default or Event of Default exists at the time of such request by Borrowers or will result from any such release;

(b)	Average Availability for the 30 day period immediately preceding the date of Borrower’s request to the Administrative Agent for such release shall have been at least $20,000,000; and

(c)	the Administrative Agent shall have received the release request from the Borrowers not less than 2 Business Days prior to the requested release date, and the requested release date shall not be before February 1, 2005.

    (b)        By deleting the definitions of “Borrowing Base,” “Canadian Financing Letter of Credit,” “DirecTV Concentration Percentage,” “Letter of Credit Guarantee Facility” and “Liberty Letter of Credit” set forth in Section 1.1 of the Loan Agreement and by substituting the following new definitions in lieu thereof:

“ Borrowing Base ” means at any time an amount equal to the least of:

(a)	the aggregate Commitments, minus the Letter of Credit Reserve, and

(b)	an amount equal to

(i)	85% (or such lesser percentage as the Administrative Agent may in its reasonable credit judgment determine from time to time) of the face value of Eligible Accounts due and owing at such time, plus

(ii)	25% (or such lesser percentage as the Administrative Agent may in its reasonable credit judgment determine from time to time) of Eligible Unbilled Accounts at such time (but in any event not to exceed an amount equal to the product of (x) the sum of the amounts derived pursuant to subsections (b)(i), (ii) (without regard to the limitation set forth in this proviso) and (iii) of this definition, multiplied by (y) 15%), plus

(iii)	$30,000,000 (or, if less, 40% of the aggregate value of the Borrowers’ Eligible Fixed Assets, on the basis of a sale at public auction under forced conditions, as established by an appraisal satisfactory to the Administrative Agent), less the amounts for each period specified on Annex I, plus

(iv)	an amount equal to the lesser of (A) $5,000,000 or (B) the amount of Eligible Cash at such time, minus

(v)	the sum of

(A)	the Letter of Credit Reserve, plus

(B)	the Availability Reserve, plus

(C)	the Dilution Reserve, plus

(D)	the Canadian Reserve, plus

(E)	the Rent Reserve, plus

(F)	any Additional Reserves, and

    (c)         an amount equal to collections received by the Loan Parties on a combined basis for the most recent period of 60 days.

“Canadian Financing Letter of Credit” means a Letter of Credit that may be issued by the Issuing Bank at Borrowers’ request in accordance with Article 3, for the account of MasTec and the benefit of the Canadian Funding Agent in an aggregate amount available to be drawn thereunder not to exceed C$3,500,000 at any time.

“DirecTV Concentration Percentage” means (a) at any time that DirecTV’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is Ba3 or higher and by S&P is BB or higher, 25%, (b) at any time that DirecTV’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is lower than Ba3 or by S&P is lower than BB, 20%, or (c) irrespective of DirecTV’s rating, such lesser percentage as the Administrative Agent may in its reasonable credit judgment determine from time to time.

“Letter of Credit Guarantee Facility” means a subfacility of the Revolving Credit Facility providing for the issuance of (a) the Liberty Letter of Credit, (b) the Canadian Financing Letter of Credit, and (c) Letters of Credit and Letter of Credit Guarantees as described in Article 3 (in addition to those described in clauses (a) and (b) of this definition) in an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed $35,000,000.

“Liberty Letter of Credit” means Letter of Credit No. ASL-1 S1295730-120MAT issued by the Issuing Bank for the account of MasTec and for the benefit of Liberty Mutual Insurance Company in an aggregate amount available to be drawn thereunder not to exceed $36,150,000 at any time.

    (d)        By adding the following new sentences at the end of Section 4.17(a) of the Loan Agreement:

With respect to any Cash Collateral deposited into the Cash Collateral Account for the purpose of creating Eligible Cash to increase Availability under the Borrowing Base, Borrowers may request the Administrative Agent to withdraw some or all of such Cash Collateral from the Cash Collateral Account at any time that all of the Eligible Cash Release Conditions are satisfied. Upon the Administrative Agent’s receipt from Borrowers written request for release of some or of all of the Eligible Cash, the Administrative Agent shall instruct the bank at which the Cash Collateral Account is maintained to withdraw such funds from the Cash Collateral Account and to forward the same to Borrowers (whereupon such amount shall no longer be Eligible Cash for purposes of this Agreement). By delivery of such request for a release of Eligible Cash to the Administrative Agent, Borrowers shall be deemed to have represented to the Administrative Agent and to the Lenders that, both immediately before and immediately after giving effect to the requested withdrawal, all of the Eligible Cash Release Conditions shall have been and shall continue to be satisfied.

    (e)        By deleting Section 10.1(a) of the Loan Agreement and by substituting the following new Section 10.1(a) in lieu thereof:

    (a)        Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year (or, in the case of the Fiscal Year ending December 31, 2003, not later than July 29, 2004), copies of the consolidated balance sheet of MasTec and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows of MasTec and its Consolidated Subsidiaries for such Fiscal Year, and the consolidating balance sheets and related consolidating statements of income and cash flows for MasTec’s NAOperations (in the aggregate) and, for so long as such Persons exist, for MasTec Brasil and all other Subsidiaries taken together, in each case setting forth in comparative form the figures for the previous Fiscal Year, and, as to such consolidated financial statements, reported on, without qualification, by the independent certified public accountant firm of BDO Seidman LLP or any “Big Four” independent certified public accountants;

    (f)        By deleting the reference to “January 31, 2004” in the table in Section 11.1(b) and by substituting in lieu thereof “January 31, 2005".

    (g)        By deleting Annex I to the Loan Agreement in its entirety and by substituting therefor a new Annex I in the form of Exhibit A attached to this Amendment.

    3.        Conditions to Effectiveness. The provisions of Section 2 of this Amendment shall become effective as of the date hereof on the date (the “Amendment No. 8 Effective Date”) on which the Administrative Agent shall have received, on or before October 8, 2004, each of the following: (a) a fee in the amount of $93,750 for the Ratable account of the Lenders, which fee is earned on the date hereof and is not subject to refund or rebate of any kind whatsoever; (b) confirmation satisfactory to Administrative Agent from Bank that the Cash Collateral Account has been established and that Bank had received from Borrowers a deposit of cash into the Cash Collateral Account as Eligible Cash in the amount of not less than $5,000,000; and (c) the following documents, each of which shall be satisfactory in form and substance to the Administrative Agent and in sufficient copies for each Lender:

(i) this Amendment duly executed and delivered by the Borrowers, the Required Lenders and the Administrative Agent;

    (ii)        a certificate of the secretary or assistant secretary of each Borrower having attached thereto the articles or certificate of incorporation and bylaws of such Borrower (or containing the certification of such secretary or assistant secretary that no amendment or modification of such articles or certificate of incorporation or bylaws has become effective since the last date on which such documents were last delivered to the Lenders), all corporate or company action, including shareholders’ or members’ approval, if necessary, has been taken by such Borrower and/or its shareholders or members to authorize the execution, delivery and performance of this Amendment and to the further effect that the incumbency certificate most recently delivered to the Lenders remains in effect, unchanged;

    (iii)        a certificate of the chief executive officer of MasTec stating that, to the best of his or her knowledge and based on an examination sufficient to enable him or her to make an informed statement, after giving effect to the Amendment and to the revised Schedules to the Loan Agreement delivered therewith,

(A) all of the representations and warranties made or deemed to be made under the Loan Agreement are true and correct on and as of the Amendment No. 8 Effective Date, and

(B) no Default or Event of Default exists;

and the Administrative Agent shall be satisfied as to the truth and accuracy thereof;

    (iv)        a deposit account control agreement and a security agreement in favor of the Administrative Agent and Bank sufficient to grant control over the Cash Collateral Account to the Administrative Agent for the benefit of the Lenders, duly executed by Borrowers and Bank, and

(v) such other documents and instruments as any Lender through the Administrative Agent may reasonably request.

    4.        Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby makes the following representations and warranties to the Administrative Agent and the Lenders, which representations and warranties shall survive the delivery of this Amendment and the making of additional Loans under the Loan Agreement as amended hereby:

    (a)        Authorization of Agreements. Each Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment and each other agreement contemplated hereby to which it is a party in accordance with their respective terms. This Amendment and each other such agreement contemplated hereby to which it is a party has been duly executed and delivered by the duly authorized officers of such Borrower and each is, or each when executed and delivered in accordance with this Amendment will be, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

    (b)        Compliance of Agreements with Laws. The execution, delivery and performance of this Amendment in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise,

(i)	require any Governmental Approval that has not been obtained or violate any Applicable Law relating to such Borrower or any of its Subsidiaries,

(ii)	conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws or other constituent documents or any shareholders’ or members’ agreement of such Borrower or any of its Subsidiaries, any material provisions of any indenture, agreement or other instrument to which such Borrower, any of its Subsidiaries or any of such Borrower’s or such Subsidiaries’ property may be bound or any Governmental Approval relating to such Borrower or any of its Subsidiaries, or

(iii)	result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower other than the Security Interest.

    5.        Effect of Amendment. From and after the Amendment No. 8 Effective Date, all references in the Loan Agreement and in any other Loan Document to “this Agreement,” “the Loan Agreement,” “hereunder,” “hereof” and words of like import referring to the Loan Agreement, shall mean and at any time of determination be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

    6.        Breach of Amendment. Any breach by the Borrowers of any representation, warranty or covenant contained herein shall constitute an Event of Default.

    7.        Counterpart Execution; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

    8.        Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to conflicts of law principles thereof.

    9.        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    10.        Further Assurances. The Borrowers agree to take such further actions as any Lender through the Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

    11.        Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

    12.        Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

    13.        Release of Claims. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges the Administrative Agent and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Administrative Agent and the Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to the Administrative Agent and the Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against the Administrative Agent or any Lender.

    14.        Expenses of Administrative Agent. The Borrowers agree to pay, on demand, all costs and expenses reasonably incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers as of the date first written above.

FLEET CAPTIAL CORPORATION as the Administrative Agent and as a Lender BY: /S/ Dennis Losin Dennis Losin SVP

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender BY: /S/ Ryan Parnell Ryan Parnell Vice President

LaSALLE BUSINESS CREDIT, LLC, successor in interest to LaSALLE BUSINESS CREDIT, INC., as a Lender BY: /S/ Douglas Colletti Douglas Colletti Senior Vice President

JPMORGAN CHASE BANK, as a Lender BY: /S/ Jeffery S Ackerman Jeffery S Ackerman Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender BY: /S/ Alex M Council IV Alex M Council IV Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWERS:

MASTEC, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

CHURCH & TOWER, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

CHURCH & TOWER ENVIRONMENTAL, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

CRUZ-CELL, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

DRESSER/AREIA CONSTRUCTION, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

FLAIRE INCORPORATED BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

MASTEC INTEGRATION SYSTEMS, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC NETWORK SERVICES, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC NORTH AMERICA, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC TELCOM & ELECTRICAL SERVICES, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

PHASECOM AMERICA, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PROTEL IND., INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

RENEGADE OF IDAHO, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

S.S.S. CONSTRUCTION, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

UPPER VALLEY UTILITIES CORP. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

WILDE HOLDING CO., INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

WILDE ACQUISITION CO., INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

NORTHLAND CONTRACTING, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

WILDE OPTICAL SERVICE, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC REAL ESTATE HOLDINGS, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC OF TEXAS, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC CONTRACTING COMPANY, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC MINNESOTA, SW, LLC BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer of MasTec Services Company, Inc., Sole Member

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

MASTEC SERVICES COMPANY, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC ASSET MANAGEMENT COMPANY, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC TC, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

MASTEC FC, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

STACKHOUSE REAL ESTATE HOLDINGS, INC. BY: /S/ Austin Shanfelter Austin Shanfelter President and Chief Executive Officer

Exhibit A to Amendment No. 8

ANNEX I

From and After	Deduct from Eligible Fixed Assets Value
July 1, 2002	$1,875,000
October 1, 2002	$3,750,000
January 1, 2003	$5,625,000
April 1, 2003	$7,500,000
July 1, 2003	$9,375,000
October 1, 2003	$11,250,000
January 1, 2004	$13,125,000
April 1, 2004	$15,000,000
July 1, 2004	$16,875,000
January 1, 2005	$20,625,000
April 1, 2005	$22,500,000
July 1, 2005	$24,375,000
October 1, 2005	$26,250,000
January 1, 2006	$28,125,000
April 1, 2006	$30,000,000